Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES THIRD QUARTER 2005 RESULTS

Reports diluted FFO per share of $1.07	Reports diluted EPS of $0.50

BOSTON, MA, October 25, 2005 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2005.

Funds from Operations (FFO) for the quarter ended September 30, 2005 were $123.7 million, or $1.11 per share basic and $1.07 per share diluted. This compares to FFO for the quarter ended September 30, 2004 of $119.9 million, or $1.11 per share basic and $1.07 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 111,775,512 and 119,176,703, respectively, for the quarter ended September 30, 2005 and 108,339,350 and 116,149,006, respectively, for the same quarter last year.

Net income available to common shareholders was $57.6 million for the three months ended September 30, 2005, compared to $68.5 million for the quarter ended September 30, 2004. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2005 was $0.51 basic and $0.50 on a diluted basis. This compares to EPS for the third quarter of 2004 of $0.63 basic and $0.62 on a diluted basis. EPS for the quarter ended September 30, 2005 reflects a reduction of $0.09, on a diluted basis, representing the amount of earnings allocated to the holders of Series Two Preferred Units of limited partnership interest in the Company’s Operating Partnership to account for their right to participate on an as-converted basis in the special dividend that is payable on October 31, 2005 to stockholders of record as of the close of business on September 30, 2005. EPS for the quarter ended includes $0.03, on a diluted basis, related to gains on sales of real estate and discontinued operations.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2005, the Company’s portfolio consisted of 123 properties comprising approximately 42.0 million square feet, including three properties under construction and one expansion project totaling 1.1 million square feet. The overall percentage of leased space for the 117 properties in service as of September 30, 2005 was 93.3%.

As previously announced on August 10, 2005, the Company appointed E. Mitchell Norville, previously Senior Vice President and Regional Manager of the Washington, D.C. region, to the position of Executive Vice President for Operations, succeeding Robert E. Burke. In addition, Peter D. Johnston, who has been with the Company for 18 years and who most recently served as Senior Vice President, Development, was named Senior Vice President and Regional Manager of the Washington, D.C. region.

Significant events of the third quarter include:

•	On July 19, 2005, the Company refinanced at maturity its mortgage loan collateralized by 599 Lexington Avenue located in New York City. The mortgage loan totaling $225.0 million bore interest at a fixed rate of 7.0% per annum. The mortgage loan was refinanced through a $225.0 million secured draw from the Company’s revolving credit facility.

•	On July 21, 2005, the Company’s Board of Directors declared a special cash dividend of $2.50 per common share payable on October 31, 2005 to shareholders of record as of the close of business on September 30, 2005. The special cash dividend is in addition to the regular quarterly dividend of $0.68 per common share that is payable on October 31, 2005. The holders of common units of limited partnership interest in the Company’s Operating Partnership will receive the same amount, at the same time. Holders of Series Two Preferred Units of limited partnership interest will participate in the special cash dividend on an as-converted basis in connection with their regular February 2006 distribution payment as provided in the Operating Partnership’s partnership agreement. Because the holders of options to purchase shares of the Company’s common stock are not eligible to receive dividends, the Company’s Board of Directors approved adjustments that are intended to ensure that its employees, directors and other persons who hold such stock options are not disadvantaged by the planned special cash dividend.

•	On August 3, 2005, the Company commenced a planned interest rate hedging program in contemplation of obtaining ten-year fixed rate financing in early 2007. The Company has since entered into nine forward-starting interest rate swap contracts based on a weighted-average forward-starting ten-year treasury rate of 4.32% per annum on notional amounts aggregating $425.0 million. The swaps go into effect in February 2007 and expire in February 2017.

•	On August 5, 2005, the Company executed a contract for the sale of 40-46 Harvard Street, an industrial property totaling approximately 152,000 net rentable square feet located in Westwood, Massachusetts, at a sale price of approximately $7.8 million. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated, we have no reason to believe that the closing will not occur as expected by the end of November 2005.

•

On September 26, 2005, the Company commenced construction on its previously announced joint venture project consisting of a build-to-suit Class A office property located at 505 9th Street in Washington, D.C. totaling 323,000 net rentable square feet, of which 230,000 net rentable square feet have been pre-leased to a law firm for a 15-year term. In conjunction with the commencement of construction, the Company’s Operating Partnership issued approximately 254,000 common units of limited partnership interest and cash of approximately $4.9 million to its joint venture partner as consideration for the Company’s 50% interest in the joint venture. The joint venture partner had contributed the land for its 50% interest.

Transactions completed subsequent to September 30, 2005:

•	On October 1, 2005, the Company placed-in-service the West Garage phase of its Seven Cambridge Center development project located in Cambridge, Massachusetts. Seven Cambridge Center is a fully-leased, build-to-suit project with approximately 231,000 square feet of office, research laboratory and retail space plus parking for approximately 800 cars. The Company has signed a lease for 100% of the space with the Massachusetts Institute of Technology for occupancy by its affiliate, the Eli and Edythe L. Broad Institute. The Company expects the remaining development to be completed in the first quarter of 2006.

•	On October 4, 2005, the Company repaid the mortgage loan collateralized by its Embarcadero Center West Tower property totaling approximately $90.8 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 6.50% per annum and was scheduled to mature on January 1, 2006.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter of 2005 and the full year 2006 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Fourth Quarter 2005			Full Year 2006
	Low	-	High	Low	-	High
Projected EPS (diluted)	$1.29	-	$1.32	$2.17	-	$2.32
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.49	-	0.49	1.95	-	1.95

Less:
Projected Company Share of Gains on Sales of Real Estate	0.74	-	0.76	0.00	-	0.00

Projected FFO per Share (diluted)	$1.04	-	$1.05	$4.12	-	$4.27

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, October 26, 2005 at 10:00 AM (Eastern Time), open to the general public, to discuss the third quarter 2005 results, the fourth quarter 2005 and full year 2006 projections and other related matters. The number to call for this interactive teleconference is (800) 218-0204. A replay of the conference call will be available through November 2, 2005 by dialing (800) 405-2236 and entering the passcode 11040118. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investor Relations section under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ third quarter 2005 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes three hotels and one industrial property. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the fourth quarter of 2005 and the full fiscal year 2006.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$274,522	$273,603	$830,627	$790,889
Recoveries from tenants	43,969	43,381	129,165	123,228
Parking and other	13,470	15,645	41,516	42,916

Total rental revenue	331,961	332,629	1,001,308	957,033
Hotel revenue	20,139	19,768	54,207	52,112
Development and management services	4,923	5,832	13,596	15,115
Interest and other	4,763	908	9,337	9,526

Total revenue	361,786	359,137	1,078,448	1,033,786

Expenses
Operating:
Rental	111,112	108,754	326,051	309,715
Hotel	13,786	13,709	40,051	38,763
General and administrative	13,270	13,002	42,335	38,095
Interest	75,700	77,698	233,287	226,792
Depreciation and amortization	65,905	65,480	201,102	181,853
Losses from early extinguishments of debt	—	—	12,896	6,258

Total expenses	279,773	278,643	855,722	801,476

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	82,013	80,494	222,726	232,310
Minority interests in property partnerships	1,527	1,447	4,651	3,124
Income from unconsolidated joint ventures	1,117	460	3,299	2,716

Income before minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	84,657	82,401	230,676	238,150
Minority interest in Operating Partnership	(27,032)	(17,178)	(57,482)	(52,169)

Income before gains on sales of real estate and land held for development and discontinued operations	57,625	65,223	173,194	185,981
Gains on sales of real estate, net of minority interest	—	—	102,175	8,132
Gains on sales of land held for development, net of minority interest	—	—	1,209	—

Income before discontinued operations	57,625	65,223	276,578	194,113
Discontinued operations:
Income (loss) from discontinued operations, net of minority interest	(74)	(831)	(574)	1,356
Gains on sales of real estate from discontinued operations, net of minority interest	—	4,150	8,397	26,201

Net income available to common shareholders	$57,551	$68,542	$284,401	$221,670

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.51	$0.60	$2.49	$1.84
Discontinued operations, net of minority interest	—	0.03	0.07	0.26

Net income available to common shareholders	$0.51	$0.63	$2.56	$2.10

Weighted average number of common shares outstanding	111,776	108,339	110,915	105,492

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.50	$0.59	$2.44	$1.80
Discontinued operations, net of minority interest	—	0.03	0.07	0.25

Net income available to common shareholders	$0.50	$0.62	$2.51	$2.05

Weighted average number of common and common equivalent shares outstanding	114,090	110,581	113,195	107,718

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$8,792,127	$9,033,858
Construction in progress	144,009	35,063
Land held for future development	244,783	222,306
Real estate held for sale, net	444	—
Less: accumulated depreciation	(1,237,469)	(1,143,369)

Total real estate	7,943,894	8,147,858

Cash and cash equivalents	450,577	239,344
Cash held in escrows	27,552	24,755
Investments in marketable securities	37,500	—
Tenant and other receivables, net of allowance for doubtful accounts of $2,476 and $2,879, respectively	32,463	25,500
Accrued rental income, net of allowance of $3,931 and $4,252, respectively	292,289	251,236
Deferred charges, net	239,443	254,950
Prepaid expenses and other assets	63,859	38,630
Investments in unconsolidated joint ventures	96,311	80,955

Total assets	$9,183,888	$9,063,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,450,904	$3,541,131
Unsecured senior notes, net of discount	1,470,963	1,470,683
Unsecured line of credit	—	—
Accounts payable and accrued expenses	81,730	94,451
Dividends and distributions payable	443,437	91,428
Interest rate contract	—	1,164
Accrued interest payable	39,443	50,670
Other liabilities	137,526	91,300

Total liabilities	5,624,003	5,340,827

Commitments and contingencies	—	—

Minority interests	725,077	786,328

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 112,579,787 and 110,399,385 shares issued and 112,500,887 and 110,320,485 shares outstanding in 2005 and 2004, respectively	1,125	1,103
Additional paid-in capital	2,749,432	2,633,980
Earnings in excess of dividends	104,559	325,452
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(5,564)	(6,103)
Accumulated other comprehensive loss	(12,022)	(15,637)

Total stockholders’ equity	2,834,808	2,936,073

Total liabilities and stockholders’ equity	$9,183,888	$9,063,228

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended September 30,			Nine months ended September 30,
	2005		2004	2005		2004
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$57,551		$68,542	$284,401		$221,670

Add:
Minority interest in Operating Partnership	27,032		17,178	57,482		52,169
Less:
Minority interests in property partnerships	1,527		1,447	4,651		3,124
Income from unconsolidated joint ventures	1,117		460	3,299		2,716
Gains on sales of real estate, net of minority interest	—		—	102,175		8,132
Gains on sales of land held for development, net of minority interest	—		—	1,209		—
Income (loss) from discontinued operations, net of minority interest	(74)		(831)	(574)		1,356
Gains on sales of real estate from discontinued operations, net of minority interest	—		4,150	8,397		26,201

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	82,013		80,494	222,726		232,310

Add:
Real estate depreciation and amortization (2)	67,702		67,538	206,489		187,330
Income (loss) from discontinued operations	(88)		(945)	(686)		1,802
Income from unconsolidated joint ventures	1,117		460	3,299		2,716
Less:
Minority interests in property partnerships’ share of funds from operations	32		17	1		(1,045)
Preferred distributions	(3,200	)(3)	(3,491)	(9,820	)(3)	(11,689)

Funds from operations (FFO)	147,576		144,073	422,009		411,424

Add:
Losses from early extinguishments of debt associated with the sales of real estate	—		—	11,041		—

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	147,576		144,073	433,050		411,424
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	23,905		24,136	70,770		70,812

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$123,671		$119,937	$362,280		$340,612

Our percentage share of funds from operations - basic	83.80%		83.25%	83.66%		82.79%

Weighted average shares outstanding - basic	111,776		108,339	110,915		105,492

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.11		$1.11	$3.27		$3.23

FFO per share basic	$1.11		$1.11	$3.18		$3.23

Weighted average shares outstanding - diluted	119,177		116,149	118,461		113,998

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.07		$1.07	$3.16		$3.11

FFO per share diluted	$1.07		$1.07	$3.08		$3.11

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $65,905, $65,480, $201,102 and $181,853, our share of unconsolidated joint venture real estate depreciation and amortization of $2,188, $1,636, $6,380 and $5,016 and depreciation and amortization from discontinued operations of $2, $1,080, $186 and $2,353, less corporate related depreciation and amortization of $393, $658, $1,179 and $1,892 for the three months and nine months ended September 30, 2005 and 2004, respectively.

(3)	Excludes approximately $12.1 million of income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend to be funded using proceeds from previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2005	December 31, 2004
Greater Boston	91.0%	90.2%
Greater Washington, D.C.	97.5%	97.9%
Midtown Manhattan	97.6%	96.4%
Baltimore, MD	N/A	90.9%
Richmond, VA	N/A	91.3%
Princeton/East Brunswick, NJ	86.7%	90.2%
Greater San Francisco	85.9%	80.3%

Total Portfolio	93.3%	92.1%

	% Leased by Type
	September 30, 2005	December 31, 2004
Class A Office Portfolio	93.5%	92.3%
Office/Technical Portfolio	97.6%	97.6%
Industrial Portfolio	0.0%	0.0%

Total Portfolio	93.3%	92.1%